AGREEMENT TERMINATING
                         THE AT-MARKET LETTER AGREEMENT

         This AGREEMENT TERMINATING THE AT-MARKET LETTER AGREEMENT is dated as of December 21, 2000 (this "Agreement"), by and between WHWEL Real Estate Limited Partnership, a Delaware limited partnership ("WHWEL"), and Wellsford Real Properties, Inc., a Maryland corporation ("WRP").

         Reference is hereby made to that certain letter agreement, dated as of May 28, 1999, by and between WHWEL and WRP (the "At-Market Letter Agreement"), a copy of which is attached hereto as Exhibit A.

         Effective as of the date hereof, WHWEL and WRP hereby terminate the At-Market Letter Agreement. From and after the date hereof, such agreement shall have no further force and effect and no party shall have any further rights or obligations thereunder.

         This Agreement shall be governed by the internal laws of the State of New York.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                            WHWEL REAL ESTATE LIMITED
                                            PARTNERSHIP

                                            By:  WHATR Gen-Par, Inc.

                                                 By: /s/ Ronald Bernstein
                                                     --------------------------
                                                     Name:  Ronald Bernstein
                                                     Title: Vice President


                                            WELLSFORD REAL PROPERTIES, INC.

                                            By:  /s/ Edward Lowenthal
                                                 ------------------------------
                                                 Name:  Edward Lowenthal
                                                 Title: President